UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2015

GREAT SOUTHERN BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 6, 2015, Great Southern Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Stockholders. A quorum was present and the results of the meeting, which exclude the shares beneficially owned in excess of the 10% voting limitation in Bancorp's charter by the persons believed by Bancorp to be subject to that limitation, are as follows:

1)  Election of three directors, each for a term of three years:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Carlson	7,399,968	348,160	4,161,502
Grant Q. Haden	7,007,670	740,458	4,161,502
Joseph W. Turner	7,623,765	124,363	4,161,502

2) Advisory (non-binding) vote on executive compensation:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
7,415,757	251,231	81,140	4,161,502

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3)  Ratification of the appointment of BKD, LLP as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,657,185	207,241	45,204	---

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: May 8, 2015	/s/ Joseph W. Turner
Joseph W. Turner President and Chief Executive Officer

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